UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 20, 2018

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As Creative Realities, Inc. (the “Company”) previously disclosed in the Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on September 20, 2018, the Company entered into a Stock Purchase Agreement effective September 20, 2018 with Christie Digital Systems, Inc. (the “Purchase Agreement”) to acquire Allure Global Solutions, Inc., a wholly owned subsidiary of Christie Digital Systems (“Allure”).

On November 20, 2018, the Company completed the acquisition of Allure pursuant to the Purchase Agreement. As a result of the transaction, Allure became the wholly-owned subsidiary of the Company.

Upon the closing of the acquisition, the Company acquired ownership of all of Allure’s issued and outstanding capital stock in consideration for a total purchase price of approximately $10.3 million, subject to a post-closing working capital adjustment. Of this purchase price amount, the Company paid approximately $6.75 million in cash, $1.25 million through the assumption of certain retention bonus obligations of Allure, and $2.3 million through continuing debt of Allure.

The debt of Allure is evidenced by an Amended and Restated Convertible Promissory Note. The Note’s maturity date is 15 months from the issuance date, and no principal is due until maturity. However, if Allure receives any payments from a specified customer, it must satisfy up to $660,000 of principal upon receipt of such payments. Interest is due quarterly on the outstanding principal amount of the Note.

The foregoing description of the Purchase Agreement, Note and the transactions contemplated thereby is not a complete description thereof and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report, and the full text of the Amended and Restated Convertible Promissory Note, which is filed as Exhibit 10.3 to this report.

On November 26, 2018, the Company issued a press release announcing that it had completed the acquisition of Allure, which press release is filed as Exhibit 99.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	2.1	Stock Purchase Agreement, dated as of September 20, 2018, by and between the registrant and Christie Digital System, Inc. (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on September 20, 2018).
	10.1	Amended and Restated Convertible Promissory Note dated November 20, 2018 in the original principal amount of $2,303,313.00 issued by Allure Global Solutions, Inc.in favor of Christie Digital Systems, Inc.
	99.1	Press Release, dated November 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: November 26, 2018	By:	/s/ Will Logan
Will Logan
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Convertible Promissory Note dated November 20, 2018 in the original principal amount of $2,303,313.00 issued by Allure Global Solutions, Inc.in favor of Christie Digital Systems, Inc.
99.1	Press Release, dated November 26, 2018

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